UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 10, 2018

DAVIDsTEA Inc.

(Exact name of registrant as specified in charter)

Canada	001-37404	98-1048842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier

Town of Mount-Royal,

Québec, Canada

(Address of Principal Executive Offices)

H4P 1M2

(Zip Code)

(888) 837-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2018, Emilia Di Raddo, a member of the board of directors of DAVIDsTEA Inc. (the “Company”), sent a letter of resignation  to the Board (the “Resignation Letter”) stating that she will be stepping down as a director, effective immediately. In conversations with other board members and in a press release made by a dissident shareholder of the company, Ms. Di Raddo expressed disagreement with certain statements made in the Company’s proxy circular filed on May 10, 2018. A copy of the Resignation Letter is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

17.1	Letter of Resignation from Emilia Di Raddo to the Board of Directors of DAVIDsTEA Inc., dated May 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Joel Silver
Name:	Joel Silver
Title:	President and Chief Executive Officer

Date: May 14, 2018